EXHIBIT 23.1


                 Exhibit 23.1 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Employee Stock Purchase Plan of Triad Guaranty Inc. of our reports dated January 22, 1998 and March 23, 1988, with respect to the consolidated financial statements of Triad Guaranty Inc. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG, LLP
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Raleigh, North Carolina
December 30, 1998